EXHIBIT 99.1

Integrated Cannabis Solutions, Inc. welcomes new Chief Executive Officer, Gene Caiazzo.

2023 Plans for Consolidated’s operations

January 3, 2023 – West Palm Beach, FL Integrated Cannabis Solutions, Inc. (“Integrated Cannabis” or the “Company”) (OTCPINK: IGPK) is pleased to share the following update.

Effective December 27, 2022, Gene Caiazzo became our sole Officer and the Chairman of the Board. Mathew Dwyer resigned from all positions and is no longer an Officer or Director of the Company.

Gene Caiazzo brings his strengths as a Chief Operating Officer of Consolidated Apparel, Inc. (“Consolidated”) to the Company. Five years ago, he purchased two entities to create Consolidated, has consistently increased sales while cutting costs, and brings true business operational experience to directing the Company’s operations.

Gene Caiazzo completed an interview with Buffalo Fireside Chats on Friday, December 30. The interview can be watched here: https://tinyurl.com/4z4tt585

As we begin 2023 with a fresh start, here is some of what is planned for Consolidated’s organic growth.

1-	New equipment. There is a new type of transfer in the middle between a heat transfer and dye sublimation that will allow Consolidated to sell dark-colored garments. The ability to add dark-colored garments has the potential to add as much as 30% to our annual revenues once installed on an annual basis.

2-	New products. We will be launching new products throughout the year. We will use our propriety methods and fabric to bring products not currently on the market.

3-	Online retail store. We will be launching an online retail store for our existing products, new products, and overstock items. We do not advertise for sales currently, and yet we sell several hundred dollars a week. We have the potential for our online store to grow into a significant portion of our future revenue with 40%-50% margins.

4-	Increased inventory. We have worked out a deal with our supplier to front-load Consolidated with 20,000 shirts on consignment. We will pay for the shirts as they sell, allowing Consolidated to sell more products, by having access to the inventory to meet demand. This has the potential to add an additional 30% to our existing revenues on an annual basis once the build-out is complete and the shirts are in place.

We want to announce our new Shareholder phone line and email address: Phone/Text 954-235-2295 and Email: Shareholder@igpk.org. We will do our best to answer as many calls as possible, However, I strongly suggest sending an email for the fastest response.

Further updates are expected throughout the month regarding the progress on the California acquisitions, the launch of a new website for IGPK, and the name change.

The Company, in compliance with SEC regulations, will use social media outlets like Facebook or Twitter and its own website at www.igpk.org to announce key information in compliance with Regulation FD.

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements, including the above statements regarding potential revenues of which there are no assurances include, among other things, the relative growth of the Company’s future business, target markets, demand for products and services, adequate financing, ability to establish the new components of Consolidated’s business as described above, and business strategy. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. No information in this press release should be construed in any manner whatsoever as an indication of our future revenues, financial condition, or stock price.

Investor Relations:

Gene Caiazzo

Email: Shareholder@igpk.org

Website: www.igpk.org

Twitter @IGPKOTC

Phone: 561-235-2295

Text: 561-235-2295